EXHIBIT 99.1

To 8-K dated October 17, 2007

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST EXPECTS TO STRENGTHEN LOAN LOSS RESERVES

STUART, FL., October 16, 2007 – Seacoast Banking Corporation of Florida (NASDAQ: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, announced today that it expects a loan loss provision in the third quarter of approximately $8.4 million and nonperforming loans to increase to approximately 2.4 percent of loans at quarter-end.   The company attributes the reserve strengthening to continued softening of residential real estate markets in South Florida and resulting valuation declines.  The allowance for loan losses is expected to total approximately 1.19% of loans at quarter-end.  Nonperforming loans at quarter end will primarily consist of residential development loans secured with single family homes, lots and land.  A substantial portion of the provision expense for the quarter is related to valuation adjustments (based on current appraisal information) associated with real estate held as collateral for nonperforming loans.

Seacoast also announced the implementation of expense savings totaling approximately $2.0 million for 2007.  The expense reductions are primarily the elimination of executive bonus compensation for the year, lower incentive payouts for senior officers and reduced profit sharing compensation, all as a result of lower than expected earnings performance.  These savings will reduce compensation expense by approximately $1.5 million in the third quarter and approximately $500 thousand in the fourth quarter and will remain in effect until the Company produces meaningful earnings improvements.  The Company has also identified additional savings totaling approximately $3.5 million annually that it intends to implement over the next two quarters involving the consolidation of four branch offices, reductions in staff and reductions in marketing costs and other professional fees.

“Sales activity for new residential real estate product continued to soften over the summer months in Florida after improving somewhat earlier in the year.  We have continued to carefully and formally monitor, on a monthly basis, all credit relationships having exposure to the residential market.  This quarter we classified as non-performing several credit relationships that are either currently experiencing, or are in the near term likely to experience, cash flow difficulties.  In those instances, we have performed a collateral evaluation (including the potential effects of existing sales contract cancellations) in response to recent changes in the market value for residential real estate and as appropriate have established valuation reserves”, said Dennis S. Hudson, III, Chairman and CEO of Seacoast.  “While residential conditions may not improve in the near term, our deep customer franchise remains solid and will continue to produce quality growth in the months ahead.”

Seacoast intends to release quarter-end results on Tuesday, October 23, 2007 after the market closes.  The Company will host a conference call on Wednesday, October 24 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 640-9765 (access code: 19349003; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting Presentations under the heading Investor Services.  A replay of the call will be available beginning the afternoon of October 24 by dialing (877) 213-9653 (domestic), using the passcode 19349003.

Investors may access a copy of Seacoast’s earnings results on Tuesday, October 23, 2007 at the company’s website at www.seacoastbanking.net and selecting Press Releases under the heading About Seacoast.

Seacoast, with approximately $2.3 billion of assets, is one of the largest independent commercial banking organizations in Florida.  Seacoast has 43 offices in South and Central Florida and is headquartered on Florida’s Treasure Coast, which is one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.